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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                              --------------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 23, 2004


                               INPUT/OUTPUT, INC.
             (Exact Name of Registrant As Specified In Its Charter)


        DELAWARE                         1-12691                22-2286646
(State or Other Jurisdiction       (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                             12300 PARC CREST DRIVE
                              STAFFORD, TEXAS 77477
               (Address of Principal Executive Offices) (Zip Code)

                                 (281) 933-3339
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 24, 2004, Input/Output, Inc., a Delaware corporation ("IO"), announced that it had purchased in a privately negotiated transaction all of the share capital of Concept Holdings Systems Limited, a private limited company incorporated in Scotland under the Companies Act ("Concept"), for a total consideration of approximately US$36 million cash and 1,6800,000 shares of IO common stock, $0.01 par value per share. On February 23, 2004, the closing price per share of the IO common stock on the New York Stock Exchange was $6.41. The source of the cash component of the consideration paid was proceeds from IO's sale in December 2003 of US$60 million total principal amount of its 5.50% Convertible Senior Notes due 2008, and general corporate funds. A portion of the cash component was used to pay down certain outstanding debt of Concept aggregating approximately US$26 million. The amount of the consideration paid was determined by arms' length negotiation among the parties.

         Concept, based in Edinburgh, Scotland, is a leading provider of software, systems and services for towed streamer, seabed and land seismic operations.

         In connection with its acquisition of Concept, IO entered into employment inducement stock option agreements with certain key employees of Concept as material inducements to their joining IO, which granted stock options to each such key employee to purchase shares of Common Stock at an exercise price of $6.42 per share. The options granted are exercisable for a total of up to 365,000 shares of common stock.

         The shares of common stock of IO issued in connection with the acquisition of the shares of Concept, and issuable upon exercise of the inducement options, were not registered under the Securities Act of 1933, as amended, pursuant to exemptions from registration under the Securities Act. IO also granted the Concept securityholders acquiring IO common stock certain demand and piggyback registration rights to register the shares issued in connection with the acquisition under a registration rights agreement entered into between IO and those securityholders dated February 23, 2004.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired

                  Not applicable pursuant to Rule 3-05 and Rule 1-02(w) of Regulation S-X.

         (b)      Pro forma financial information.

                  Not applicable pursuant to Rule 3-05 and Rule 1-02(w) of Regulation S-X.

         (c)      Exhibits

                    2.1 Share Acquisition Agreement dated February 23, 2004, between Sensor Nederland B.V. (a wholly owned subsidiary of Input/Output) and the Vendors (as defined therein).

                    4.1 Registration Rights Agreement dated as of February 23, 2004, by and between Input/Output, Inc. and the Stockholders listed on Annex A thereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          INPUT/OUTPUT, INC.
                                          (Registrant)



                                                /s/ [J. Michael Kirksey]
                                          --------------------------------------
                                                    [J. Michael Kirksey]
                                                Executive Vice President and
                                                   Chief Financial Officer

Date: March 5, 2004



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                                  EXHIBIT INDEX

  EXHIBIT NO.       DESCRIPTION
  -----------       -----------
     2.1            Share Acquisition Agreement dated February 23, 2004, between
                    Sensor   Nederland  B.V.  (a  wholly  owned   subsidiary  of
                    Input/Output) and the Vendors (as defined therein).

     4.1 Registration Rights Agreement dated as of February 23, 2004, by and between Input/output, Inc. and the Stockholders listed on Annex A thereto.